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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Summary Consolidated Financial Information," "Selected Consolidated Financial Data" and "Experts" and to the use of our reports on Great Dane Holdings Inc. and subsidiaries dated February 14, 1995, except for Note A, as to which the date is March 27, 1995, in the Registration Statement (Amendment No. 2 to Form S-1 No. 33-56595) and related Prospectus of Great Dane Holdings Inc. dated April 5, 1995.


                                          ERNST & YOUNG LLP


Kalamazoo, Michigan
March 29, 1995